ShoreTel Reports Financial Results for Third Quarter Fiscal Year 2015

Recurring Revenues Exceed 50 Percent of Total Revenue

SUNNYVALE, Calif., April 23, 2015 /PRNewswire/ -- ShoreTel® (NASDAQ: SHOR), the leading provider of brilliantly simple phone systems and unified communications solutions, today announced financial results for the third quarter of fiscal 2015, which ended March 31, 2015.

For the third quarter of fiscal 2015, total revenue was $85.0 million, an increase of 3 percent compared to the third quarter of fiscal 2014. Non-GAAP net income, which excludes stock-based compensation charges, amortization of acquisition-related intangibles, other charges and related tax adjustments, for the third quarter of fiscal year 2015, was $2.7 million, or $0.04 per diluted share. This compares with a non-GAAP net income of $2.6 million, or $0.04 per diluted share, in the third quarter of fiscal 2014. GAAP net loss was $2.6 million, or $0.04 per diluted share, in the third quarter of fiscal 2015, compared with a GAAP net loss of $1.2 million, or $0.02 per share, in the third quarter of fiscal 2014.

"We continue to execute our strategic plan of transitioning our business to a recurring revenue model. We are positioning the company for the growth in the cloud sector while remaining strong in the on-premises environment", said Don Joos, president and CEO of ShoreTel. "We have reached significant milestones as our recurring revenue exceeded 50 percent of our total revenue, customers and partners started participating in our new platform beta program and we are introducing our cloud offering in the United Kingdom planned for later this quarter."

Third Quarter Fiscal 2015 Financial Highlights

Recurring revenues, which consist of all hosted and related services revenue plus support revenues, represented 51 percent of total revenue in the third quarter of fiscal 2015 and reached an annualized value of $173 million; an increase of 18 percent compared to the third quarter of fiscal 2014.

Non-GAAP total gross margin, which excludes stock-based compensation charges, amortization of acquisition-related intangibles and other charges, for the third quarter of fiscal year 2015, was 62.4 percent, compared with 60.1 percent in the year-ago period. GAAP gross margin for the third quarter of fiscal year 2015 was 58.8 percent compared with 58.4 percent in the third quarter of fiscal year 2014.

Hosted revenues of $27.2 million were up 20 percent year-over-year and 6 percent sequentially. Non-GAAP hosted gross margin was 49.5 percent in the third quarter of fiscal 2015, compared with 41.1 percent in the third quarter of fiscal 2014. GAAP hosted gross margin for the third quarter of fiscal year 2015 was 45.4 percent, compared with 36.5 percent in the third quarter of fiscal year 2014. The total number of installed customer seats increased 21 percent over the third quarter of fiscal 2014 to approximately 172,200. Hosted revenue churn was approximately 7.9 percent annualized in the third quarter of fiscal 2015.

Product revenues of $39.5 million were down 9 percent year-over-year and down 16 percent sequentially. Non-GAAP product gross margin was 65.2 percent in the third quarter of fiscal 2015, compared with 64.2 percent in the third quarter of fiscal 2014. GAAP product gross margin for the third quarter of fiscal year 2015 was 60.4 percent, compared with 63.6 percent in the third quarter of fiscal year 2014.

Support and services revenues of $18.3 million were up 12 percent year-over-year and 1 percent sequentially. Non-GAAP support and service gross margin was 75.8 percent in the third quarter of fiscal 2015, compared with 75.4 percent in the third quarter of fiscal 2014. GAAP support and service gross margin for the third quarter of fiscal year 2015 was 75.3 percent, compared with 74.7 percent in the third quarter of fiscal year 2014.

As of March 31, 2015 the company had $84.4 million in cash, cash equivalents and short-term investments and no outstanding debt. The company generated $11.8 million in cash flow from operations in the quarter ended March 31, 2015.

Selected Operational Metrics

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	03/31/15	12/31/14	09/30/14	06/30/14	03/31/14
Recurring Revenue as a Percent of Total Revenue	51%	46%	44%	44%	44%

Annual Recurring Revenue Run Rate (in millions)	$ 172.9	$ 165.9	$ 160.1	$ 154.4	$ 146.4

Cloud Average Monthly Recurring Revenue Per Customer	$ 2,370	$ 2,357	$ 2,391	$ 2,434	$ 2,406

Cloud Monthly Average Revenue Per User (ARPU)	$ 53	$ 52	$ 53	$ 55	$ 54

Cloud Average # of Seats per Customer	44	45	45	45	44

Cloud Revenue Churn Rate Annualized	7.9%	4.5%	2.3%	4.9%	5.1%

Non-GAAP Gross Margin-Product	65.2%	67.0%	65.5%	64.6%	64.2%

Non-GAAP Gross Margin-Hosted and related services	49.5%	45.4%	42.1%	43.7%	41.1%

Non-GAAP Gross Margin-Support and Services	75.8%	77.0%	77.0%	75.9%	75.4%

Total Company Headcount	1,068	1,010	989	954	930

Third Quarter of Fiscal 2015 Business Highlights

ScanSource Communications Adds ShoreTel Sky to Offering;
Becomes only distributor to offer ShoreTel premises and cloud solutions

ScanSource Communications added ShoreTel Sky® to its portfolio of offerings. ScanSource is a distributor offering both ShoreTel premises- and cloud-based solutions to resellers, acting as a single source from which to purchase their ShoreTel communications solutions. And by delivering premises- and cloud-based solutions, ScanSource Communications and ShoreTel are making it easier for resellers to help their customers make the shift to a hybrid environment, an emerging market in unified communications.

"Our partners continue to show great interest in a hybrid approach to delivering their unified communications solutions. As an expert on ShoreTel's solutions, we are ready to support our partners in whatever way they choose to deploy them or whichever way their customers need to consume them – premises, cloud or hybrid," said Rich Long, president, ScanSource Communications. "All of these delivery models are extremely viable, and we are very excited to grow our partnership with ShoreTel, as, together, we help resellers expand their business model."

Over Half of US ShoreTel Partners Now Offering Cloud Services

ShoreTel celebrated the one-year anniversary of the addition of cloud tiers to its Champion Partner Program in January, with more than half of its partners in the United States now offering cloud services.

Introduced in January 2014, the cloud tiers of the Champion Partner Program enable existing and future ShoreTel channel partners to take advantage of one of the fastest growing communications segments. ShoreTel is one of the first UC providers to offer channel partners a simple, customizable and lucrative program for growing and differentiating their cloud communications business and enabling partners to accommodate the growing demand by end-users for cloud services. ShoreTel was recognized last October in CRN's inaugural Cloud Partner Program Guide for the robust cloud partner program it designed to benefit the indirect IT channel and their cloud initiatives.

ShoreTel Awarded 5-Star Rating in CRN's 2015 Partner Program Guide

ShoreTel has been awarded a 5-Star rating in The Channel Company's CRN 2015 Partner Program Guide. This annual directory is the definitive listing of technology vendors that service solution providers or provide products through the IT channel. The 5-Star Partner Program rating recognizes an elite subset of companies that offer solution providers the best partnering elements in their channel programs.

ShoreTel has grown its channel partner program to more than 1,000 partners around the world, and recently announced that over half of its U.S. partners now offer cloud solutions. The Champion Partner Programis designed to enable solution providers to offer ShoreTel's end-to-end UC communications products and services. The program includes mainstays such as opportunity registration, sales and technical training, MDF/marketing support and more. In addition, it offers tools and programs to increase solution provider success and profitability, such as workshops to facilitate cloud business planning and enablement, and sales professional recruiting assistance.

To determine the 2015 5-Star recipients, The Channel Company's Research team assessed each vendor's application based on investments in program offerings, partner profitability, partner training, education and support, marketing programs and resources, sales support and communication.

ShoreTel Appoints New Board Member; Former CEO of Fusion-io and Former CTO and Chief Strategy Officer of HP

Shane Robison was appointed to ShoreTel's board of directors and to its Compensation Committee effective February 12, 2015.

"Robison brings to ShoreTel a unique blend of high-level strategic expertise coupled with decades of hands-on experience in technology development and product introduction," said Chuck Kissner, chairperson of the ShoreTel board.

Robison also serves on the board of Altera Corporation and previously was on the boards of Fusion-io and MACC Private Equities. He holds Bachelor of Science and Master of Science degrees in computer science from the University of Utah.

Business Outlook

ShoreTel is providing the following outlook for its fiscal fourth quarter of 2015 ending June 30, 2015:

  Total revenue is expected to be in the range of $85.0 million to $90.0 million.
  Non-GAAP gross margin, which excludes approximately one and one-half percentage points in stock-based compensation charges, amortization of acquisition-related intangibles and other charges, is expected to be in the range of 61.5 percent to 62.5 percent.  GAAP total gross margin is expected to be in the range of 60 percent to 61 percent.
  Non-GAAP operating expenses, which exclude approximately $2.5 million in stock-based compensation expenses, amortization of acquisition-related intangibles and other charges, are expected to be in the range of $50.5 million to $51.5 million.  GAAP total operating expenses are expected to be in the range of $53.0 million to $54.0 million.

Conference Call Information

The Company will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Time on Thursday, April 23, 2015. To access the conference call, dial + 1-866-652-5200 for callers in the U.S. or + 1-412-317-6060 for callers outside the U.S. and ask to join the ShoreTel call.

A live webcast will be available in the Investor Relations section of the Company's corporate website at http://ir.shoretel.com/ and an archived recording will be available beginning approximately two hours after the completion of the call. An audio telephonic replay of the conference call will also be available beginning approximately one hour after the completion of the call until May 1, 2015 by dialing + 1-877-344-7529 for callers in the U.S. or + 1-412-317-0088 for callers outside the U.S. and providing the conference identification number of 10064097.

Use of Non-GAAP Financial Measures

ShoreTel reports all required financial information in accordance with generally accepted accounting principles in the United States ("GAAP"), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many investors have requested that ShoreTel disclose this non-GAAP information because it is useful in understanding the company's performance as it excludes non-cash charges, other non-recurring adjustments and related tax adjustments, that many investors feel may obscure the company's true operating performance. Likewise, management uses these non-GAAP measures to manage and assess the profitability of its business and does not consider stock-based compensation charges and amortization charges related to acquisition-related intangible assets and the related tax adjustments, which are non-cash charges, or other non-recurring items in managing its core operations. ShoreTel has provided a reconciliation of non-GAAP financial measures following the text of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Legal Notice Regarding Forward-Looking Statements

ShoreTel assumes no obligation to update the forward-looking statements included in this release. This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws, including, without limitation, statements by Don Joos, statements regarding future growth, and statements regarding partner and market demand, product and technology introductions, benefits of the innovation network and statements in the "Business Outlook" section regarding ShoreTel's anticipated future revenues, gross margins and operating expenses (on a GAAP and non-GAAP basis) and other financial information. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the intense competition in our industry, our reliance on third parties to sell and support our products, our ability to continue to grow our cloud-based solutions, our ability to grow or maintain our premise products, supply and manufacturing risks, the impact of service disruptions or security breaches, uncertainties related to global operations, our ability to control costs as we expand our business, our ability to attract, retain and ramp new personnel, potentially longer sales cycles, uncertainties inherent in the product development cycle, our ability to identify and execute on strategic opportunities; ability of third parties to successfully market and sell our products, uncertainty as to market acceptance of new products and services, the potential for litigation in our industry, the uncertain impact of global economic conditions and foreign exchange rates, including impact on customers' purchasing decisions, and other risk factors set forth in ShoreTel's Form 10-K for the year ended June 30, 2014, and in its Form 10-Q for the quarter ended December 31, 2014.

About ShoreTel

ShoreTel, Inc. (NASDAQ: SHOR) is a leading provider of brilliantly simple IP phone systems and unified communications solutions. Its award-winning on-premises IP-PBX solution and cloud-based hosted phone system eliminate complexity and improve productivity. Recognized for its industry-leading customer experience and support, ShoreTel's innovative business phones, application integration, collaboration tools, mobility, and contact center applications enable users to communicate and collaborate no matter the time, place or device, with minimal demand on IT resources. ShoreTel is headquartered in Sunnyvale, Calif., and has regional offices and partners worldwide. For more information, visit www.shoretel.com.

ShoreTel, ShoreTel Sky and the ShoreTel logo are trademarks or registered trademarks of ShoreTel, Inc. in the United States and/or other countries. All other trademarks, trade names and service marks herein are the property of their respective owners.

Investor Contact:
Barry Hutton
Director, Investor Relations
408-962-2573
bhutton@shoretel.com

(Tables follow)

SHORETEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)
	As of	As of
	March 31,	June 30,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$ 76,243	$ 53,472
Short-term investments	8,141	2,673
Accounts receivable - net	22,657	33,758
Inventories	16,887	26,501
Indemnification asset	-	5,606
Prepaid expenses and other current assets	13,460	7,991
Total current assets	137,388	130,001

Property and equipment - net	20,107	19,601
Goodwill	122,750	122,750
Intangible assets	23,518	28,479
Other assets	3,003	3,119
Total assets	$ 306,766	$ 303,950

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 13,414	$ 16,975
Accrued liabilities and other	18,322	13,399
Accrued employee compensation	14,896	16,527
Accrued taxes and surcharges	9,603	12,186
Deferred revenue	48,782	46,937
Total current liabilities	105,017	106,024

Long-term deferred revenue	17,557	17,539
Other long-term liabilities	3,472	2,994
Total liabilities	126,046	126,557

Stockholders' equity:

Common stock	356,944	344,547
Accumulated deficit	(176,224)	(167,154)
Total stockholders' equity	180,720	177,393

Total liabilities and stockholders' equity	$ 306,766	$ 303,950

SHORETEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2015	2014	2015	2014

Revenue:
Product	$39,461	$43,410	$134,081	$137,649
Hosted and related services	27,220	22,617	77,874	65,075
Support and services	18,321	16,374	54,345	48,449
Total revenue	85,002	82,401	266,300	251,173
Cost of revenue:
Product	15,646	15,817	48,038	48,454
Hosted and related services	14,873	14,357	46,129	40,968
Support and services	4,534	4,137	13,116	12,626
Total cost of revenue	35,053	34,311	107,283	102,048
Gross profit	49,949	48,090	159,017	149,125
Gross profit %	58.8%	58.4%	59.7%	59.4%

Operating expenses:
Research and development	13,557	11,480	40,490	37,041
Sales and marketing	29,249	27,960	87,566	82,981
General and administrative	9,328	9,479	29,881	30,506
Settlements and defense fees	53	-	8,475	-
Total operating expenses	52,187	48,919	166,412	150,528
Loss from operations	(2,238)	(829)	(7,395)	(1,403)
Other income (expense), net	(392)	(123)	(1,208)	(1,089)
Loss before provision for (benefit from) income tax	(2,630)	(952)	(8,603)	(2,492)
Provision for (benefit from) income tax	(36)	252	467	687
Net loss	$ (2,594)	$ (1,204)	$ (9,070)	$ (3,179)
Net loss per share:
Basic and diluted	$ (0.04)	$ (0.02)	$ (0.14)	$ (0.05)

Shares used in computing net loss per share:
Basic and diluted	64,297	61,749	63,660	60,693

SHORETEL, INC.
GAAP TO NON-GAAP RECONCILIATION
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended				Nine Months Ended
	March 31,				March 31,
	2015		2014		2015		2014
GAAP Product gross profit	$ 23,815		$ 27,593		$ 86,043		$ 89,195
Stock-based compensation charges	12	(a)	14	(a)	61	(a)	59	(a)
Amortization of acquisition-related intangibles	8	(b)	268	(b)	387	(b)	804	(b)
Litigation, settlements and defense fees	1,899	(e)	-	(e)	1,899	(e)	-	(e)
Non-GAAP Product gross profit	$ 25,734		$ 27,875		$ 88,390		$ 90,058
Non-GAAP Product gross margin	65.2%		64.2%		65.9%		65.4%

GAAP Hosted and related services gross profit	$ 12,347		$ 8,260		$ 31,745		$ 24,107
Stock-based compensation charges	285	(a)	195	(a)	921	(a)	427	(a)
Amortization of acquisition-related intangibles	834	(b)	834	(b)	2,501	(b)	2,400	(b)
Litigation, settlements and defense fees	-	(e)	-	(e)	482	(e)	-	(e)
Non-GAAP Hosted and related services gross profit	$ 13,466		$ 9,289		$ 35,649		$ 26,934
Non-GAAP Hosted and related services gross margin	49.5%		41.1%		45.8%		41.4%

GAAP Support and services gross profit	$ 13,787		$ 12,237		$ 41,229		$ 35,823
Stock-based compensation charges	96	(a)	112	(a)	394	(a)	485	(a)
Non-GAAP Support and services gross profit	$ 13,883		$ 12,349		$ 41,623		$ 36,308
Non-GAAP Support and services gross margin	75.8%		75.4%		76.6%		74.9%

GAAP total gross profit	$ 49,949		$ 48,090		$ 159,017		$ 149,125
Stock-based compensation charges	393	(a)	321	(a)	1,376	(a)	971	(a)
Amortization of acquisition-related intangibles	842	(b)	1,102	(b)	2,888	(b)	3,204	(b)
Litigation, settlements and defense fees	1,899	(e)	-	(e)	2,381	(e)	-	(e)
Non-GAAP total gross profit	$ 53,083		$ 49,513		$ 165,662		$ 153,300
Non-GAAP total gross margin	62.4%		60.1%		62.2%		61.0%

GAAP loss from operations	$ (2,238)		$ (829)		$ (7,395)		$ (1,403)
Stock-based compensation charges	1,725	(a)	1,729	(a)	6,310	(a)	5,926	(a)
Amortization of acquisition-related intangibles	1,664	(b)	1,928	(b)	5,353	(b)	5,808	(b)
Severance and Other	-	(c)	-	(c)	-	(c)	1,019	(c)
Litigation, settlements and defense fees	1,952	(e)	-	(e)	10,856	(e)	-	(e)
Non-GAAP income from operations	$ 3,103		$ 2,828		$ 15,124		$ 11,350

GAAP net loss	$ (2,594)		$ (1,204)		$ (9,070)		$ (3,179)
Stock-based compensation charges	1,725	(a)	1,729	(a)	6,310	(a)	5,926	(a)
Amortization of acquisition-related intangibles	1,664	(b)	1,928	(b)	5,353	(b)	5,808	(b)
Severance and Other	-	(c)	-	(c)	-	(c)	1,019	(c)
Interest charge from change in fair value of purchase consideration	-	(d)	4	(d)	-	(d)	111	(d)
Litigation, settlements and defense fees	1,952	(e)	-	(e)	10,856	(e)	-	(e)
Deferred tax benefit (provision) arising from tax impact of above items	(84)	(f)	147	(f)	(646)	(f)	163	(f)
Non-GAAP net income	$ 2,663		$ 2,604		$ 12,803		$ 9,848

Non-GAAP net income per share:
Basic	$ 0.04		$ 0.04		$ 0.20		$ 0.16
Diluted (g)	$ 0.04		$ 0.04		$ 0.20		$ 0.16

Shares used in computing net income per share:
Basic	64,297		61,749		63,660		60,693
Diluted (g)	66,020		64,487		65,370		62,683

SHORETEL, INC.
GAAP TO NON-GAAP RECONCILIATION FOOTNOTES
(Amounts in thousands)
(Unaudited)

		Three Months Ended		Nine Months Ended
		March 31,		March 31,
		2015	2014	2015	2014
(a)	Stock-based compensation included in:
	Cost of product revenue	$ 12	$ 14	$ 61	$ 59
	Cost of hosted and related services revenue	285	195	921	427
	Cost of support and services revenue	96	112	394	485
	Research and development	381	416	1,500	1,382
	Sales and marketing	530	579	1,826	1,633
	General and administrative	421	413	1,608	1,940
		$ 1,725	$ 1,729	$ 6,310	$ 5,926

(b)	Amortization of acquisition-related intangibles included in:
	Cost of product revenue	$ 8	$ 268	$ 387	$ 804
	Cost of hosted and related services	834	834	2,501	2,400
	Sales and marketing	822	792	2,465	2,494
	General and administrative	-	34	-	110
		$ 1,664	$ 1,928	$ 5,353	$ 5,808

(c)	Severance and other expense included in:
	Research and development	$ -	$ -	$ -	$ 674
	Sales and marketing	-	-	-	172
	General and administrative	-	-	-	173
		$ -	$ -	$ -	$ 1,019

(d)	Interest charge from change in fair value of purchase consideration included in Other Expense	$ -	$ 4	$ -	$ 111

(e)	Litigation, settlements and defense fees included in:
	Cost of product revenue	$ 1,899	$ -	$ 1,899	$ -
	Cost of hosted and related services	-	-	482	-
	General and administrative	53	-	8,475	-
		$ 1,952	$ -	$ 10,856	$ -

(f)	The deferred tax benefit (provision) arising from acquisition and tax impact of the items which are excluded in (a) to (e) above.
(g)	Potentially dilutive securities were not included in the calculation of diluted net loss per share for the periods which had a net loss because to do so would have been anti-dilutive.

SHORETEL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FOR Q4 2015 PROJECTIONS
(Amounts in thousands)
(Unaudited)

	Three Months Ending
	June 30, 2015

	High	Low
GAAP gross profit %	61.0%	60.0%
Adjustments for stock-based compensation and acquisition-related intangible asset amortization	1.5%	1.5%
Non-GAAP gross profit %	62.5%	61.5%

Total GAAP operating expenses	$54,000	$53,000
Adjustments for stock-based compensation and acquisition-related intangible asset amortization	2,500	2,500
Total non-GAAP operating expenses	$51,500	$50,500

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